UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Churchill Place, London, United Kingdom	E14 5HP
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	No. 333-212571

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.650% Fixed Rate Senior Notes due 2021	The New York Stock Exchange
Floating Rate Senior Notes due 2021	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus dated July 18, 2016 (the “Prospectus”) and a prospectus supplement dated January 4, 2018 (the “Prospectus Supplement”) relating to the Securities (as defined below) registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 ASR (File No. 333-212571), which became automatically effective on July 18, 2016. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to (i) $2,000,000,000 aggregate principal amount of 2.650% Fixed Rate Senior Notes due 2021 and (ii) $1,000,000,000 aggregate principal amount of Floating Rate Senior Notes due 2021 to be issued by the Registrant (collectively, the “Securities”). Reference is made to the information set forth (i) under the heading “Description of Debt Securities” in the Prospectus and (ii) under the headings “Description of Senior Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1	Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (incorporated by reference to Exhibit 4.3 to the Form F-3 (No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Officer’s Certificate of Barclays Bank PLC pursuant to Sections 1.02, 3.01 and 3.03 of the Senior Debt Indenture, dated as of January 11, 2018 (incorporated by reference to the Current Report on Form 6-K, dated January 11, 2018 (Film No 18523338), filed by the Registrant with the Securities and Exchange Commission on January 11, 2018).

4.3	Form of Global Security for the 2.650% Fixed Rate Senior Notes due 2021 (included in Exhibit 4.2).

4.4	Form of Global Security for the Floating Rate Senior Notes due 2021 (included in Exhibit 4.2).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016 and January 8, 2018, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS BANK PLC (Registrant)

Date: January 11, 2018	By:	/s/ Tim Allen
Name: Tim Allen
Title: Director, Capital Markets Execution

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Securities Indenture, between the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (incorporated by reference to Exhibit 4.3 to the Form F-3 (No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

4.2	Officer’s Certificate of Barclays Bank PLC pursuant to Sections 1.02, 3.01 and 3.03 of the Senior Debt Indenture, dated as of January 11, 2018 (incorporated by reference to the Current Report on Form 6-K, dated January 11, 2018 (Film No 18523338), filed by the Registrant with the Securities and Exchange Commission on January 11, 2018).

4.3	Form of Global Security for the 2.650% Fixed Rate Senior Notes due 2021 (included in Exhibit 4.2).

4.4	Form of Global Security for the Floating Rate Senior Notes due 2021 (included in Exhibit 4.2).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016 and January 8, 2018, respectively).